SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 20, 2005

(Date of Report)

May 16, 2005

(Date of Earliest Event Reported)

Turinco, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	000-30695 Commission File Number	87-0618509 (IRS Employer I.D. No.)

1981 East  Murray  Holiday  Road

Salt Lake City, Utah 84117

 (Address of Principal Executive Offices)

801-272-9294

 (Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02:

UNREGISTERED SALES OF EQUITY SECURITIES

On May 16, 2005, Turinco, Inc. closed a private placement of its common stock.  The Company sold 3,000,000 shares of its common stock, $.001 par value, for a total of $300,000 to 28 investors.  The shares were sold in a private transaction and the Company relied on an exemption from registration pursuant to Regulation S, Rules Governing Offers and Sales Made Outside the United States Without Registration Under the Securities Act of 1933. No broker was involved and no commissions were paid in the transaction.

ITEM 5.02:

CHANGE OF DIRECTORS/PRINCIPAL OFFICERS

Effective May 20, 2005, Penney L. Smith has resigned as an officer and director of the Company for personal reasons.  Sir John Baring, Bt, has been appointed a director of the Company and President and Secretary to fill the vacancy left by Ms. Smith’s resignation.

Sir John Baring brings over 30 years of commercial banking, investment banking and principal investing experience to the Company. From June, 2000 to the current date, Sir John has been a founder and managing member of Mercator Management, LLC.  Activities of Mercator are fund management.  Sir John is currently Chair of the Trustees of the Rudolf Steiner School in New York City.  He is also Treasurer and Director of Camphill Foundation of Hudson, New York, and Chairman of the Board of Directors for Quinduno Energy, LLC of Houston, Texas.   In addition, Sir John sits on the Board of Directors of the Washington Waldorf School in Bethesda, MD and Nevro Imaging, Inc. in New York City.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TURINCO, INC.

/s/ Sir. John Baring

DATE:  May 20, 2005

By: Sir John Baring

President

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